UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 7, 2024

COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
Rayonier Advanced Materials Inc.
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, $0.01 par value	RYAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On November 7, 2024 (the “Effective Date”), Rayonier A.M. Products Inc., a Delaware corporation (“RAM Products”), a wholly owned subsidiary of Rayonier Advanced Materials Inc., a Delaware corporation (“RYAM”), entered into an amendment (the “ABL Amendment”) to its Revolving Credit Agreement, dated as of December 10, 2020 (as amended, supplemented or otherwise modified from time to time prior to the ABL Amendment, the “ABL Agreement” and the revolving facility available thereunder, the “ABL Facility”), among RAM Products, as lead borrower, RYAM and its subsidiaries party thereto, as guarantors, the lenders and issuing banks party thereto from time to time and Bank of America, N.A., as administrative agent and collateral agent. The ABL Amendment amends the ABL Agreement to, among other things, extend the maturity date of the ABL Facility to November 7, 2029, reduce the amount of revolving commitments thereunder from $200 million to $175 million and adjust the borrowing base calculation for availability of revolving loans.

The above summary of the material terms of the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the ABL Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item. 1.02	Termination of a Material Definitive Agreement

On the Effective Date, RYAM Lux SARL, a private limited liability company (Société à responsabilité limitée) incorporated under the laws of Luxembourg (the “Lux Borrower”), a wholly owned subsidiary of RYAM, prepaid all amounts outstanding under, and terminated, that certain Term Loan Credit Agreement (the “Existing Term Loan Credit Agreement”), dated as of July 20, 2023, by and among the Lux Borrower, as borrower, RYAM and certain of its other subsidiaries from time to time party thereto as guarantors, the lenders party thereto, Oaktree Fund Administration, LLC, as administrative agent, and Computershare Trust Company, N.A., as collateral agent.  In connection with the prepayment and termination of the Existing Term Loan Credit Agreement, on the Effective Date, RYAM prepaid all amounts outstanding under, and terminated, that certain Loan Agreement (the “Existing Pari Passu Credit Agreement”) dated as of July 20, 2023, by and among RYAM, as borrower, the Lux Borrower, as lender, and the subsidiaries of RYAM party thereto, as guarantors.  The material terms of the Existing Term Loan Credit Agreement and the Existing Pari Passu Credit Agreement are described under Item 1.01 in RYAM’s Form 8-K, filed with the Securities and Exchange Commission on July 20, 2023, and incorporated by reference herein.

Item. 2.03	Creation of a Direct Financial Obligation

On the Effective Date, RAM Products borrowed $700 million in aggregate principal amount of term loans (the “Term Loans”) under its previously announced senior secured term loan facility, pursuant to that certain Term Loan Credit Agreement, dated as of October 28, 2024, by and among RAM Products, as borrower, RYAM and certain of its subsidiaries, as guarantors, the lenders party thereto, and Alter Domus (US) LLC, as administrative agent and collateral agent, the material terms of which are described under Item 1.01 in RYAM’s Form 8-K, filed with the Securities and Exchange Commission on October 29, 2024 and incorporated by reference herein. Proceeds of the Term Loans were used, together with cash on hand, to prepay all amounts outstanding under the Existing Term Loan Credit Agreement and the Existing Pari Passu Credit Agreement, as described in Item 1.02 above, to fund the repurchase or redemption of all of RAM Products’ 7.625% Senior Secured Notes due 2026 (the “2026 Notes”), as described in Item 8.01 below, and to pay fees and expenses related to the foregoing.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On the Effective Date, following the consummation of its previously-announced cash tender offer to purchase any and all of the 2026 Notes, RAM Products legally defeased all of the 2026 Notes not tendered by delivering U.S. government obligations to the Trustee in an amount sufficient to redeem all such remaining 2026 Notes and satisfying the other conditions for legal defeasance set forth in that certain Indenture, dated as of December 23, 2020 (the “Indenture”), by and among RAM Products, the guarantors party thereto and Computershare Trust Company, N.A, as trustee (in such capacity, the “Trustee”) and collateral agent, under which the 2026 Notes were issued.  As a result of the satisfaction of such conditions (including the delivery to the Trustee of such amounts necessary to redeem in full the remaining 2026 Notes), all of RAM Products’ obligations under the 2026 Notes and the Indenture with respect to the holders of the 2026 Notes were terminated (subject to certain limited exceptions set forth in the Indenture) and all liens securing the 2026 Notes were released (the “Defeasance”).  In connection with the Defeasance, on the Effective Date, RAM Products provided irrevocable notice to the holders of the 2026 Notes that, on January 15, 2025 (the “Redemption Date”), RAM Products will redeem the entire outstanding aggregate principal amount of the 2026 Notes at a redemption price of 100.00% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

This Report is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful. This Report does not constitute an offer to purchase, the solicitation of an offer to purchase or a notice of redemption for the 2026 Notes. Any such notice will be made separately pursuant to and in accordance with the terms of the indenture governing the 2026 Notes.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1
Amendment No. 3 to Revolving Credit Agreement, Amendment No. 1 to U.S. Security Agreement and Amendment No. 1 to Canadian Security Agreement, dated as of November 7, 2024, among Rayonier A.M. Products Inc., Rayonier Advanced Materials Inc., the guarantors party thereto, the lenders, the swing line lender and issuing banks party thereto and Bank of America, N.A. as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER ADVANCED MATERIALS INC.

By:	/s/ Richard Colby Slaughter
Richard Colby Slaughter
Senior Vice President, General Counsel and Corporate Secretary

November 7, 2024